UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

AMERITYRE CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005
(Address of principal executive office)

Registrant's telephone number, including area code: (702) 293-1930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 1, 2014, Michael F. Sullivan (age 49) was appointed as the Company’s Chief Operating Officer.  Mr. Sullivan has 28 years of experience in Operations management and Engineering management in a variety of manufacturing industries. His career started at Johnson Matthey in 1987, where during his tenure he completed a 5 year expatriate assignment in Belgium designing, constructing and managing Europe’s largest autocatalyst facility.  From 1996 to 2007, he served as Director of Manufacturing for General Chemical’s Electronic Materials facility, as Director of Operations for Life Measurement Inc., a medical device manufacturer, as Director of Operations for Pinole Point Steel, a division of Material Sciences Corporation, and as Chief Operating Officer at Professional Finishing, Inc., a privately held coating company.  From January 2008 through November 2014, Mr. Sullivan was Principal at Versa Engineering and Technology, a privately held engineering consulting firm. For the past six months he has been a consultant to Amerityre, assisting senior management in the improvement of business processes.  Mr. Sullivan has extensive quality management experience and is an IRCA certified auditor.

Mr. Michael Sullivan holds a BSE in Chemical Engineering from the University of Pennsylvania and an MBA in Finance and Marketing from the Haas School of Business at UC Berkeley.

Mr. Sullivan will receive an annual salary of $150,000, with a discretionary bonus equal to 20% of the annualized salary rate and options as follows:
•	Tranche 1: 480,000 on December 1, 2014 with a strike price of $0.10, vest December 1, 2015, and expire December 1, 2020.
•	Tranche 2: 480,000 on December 1, 2015 with a strike price of $0.10, vest December 1, 2016, and expire December 1, 2020.
•
Tranche 3:  480,000 on December 1, 2016 with a strike price of $0.10, vest December 1, 2017, and expire December 1, 2020.  The award of these options will be based on certain company performance and other metrics, which will be determined on June 1, 2015 and again on or about July 1, 2016.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Amerityre Corporation (the “Company”) was held in the Company’s office and plant at 1501 Industrial Road, Boulder City, Nevada, on December 4, 2014, at 10:00 am, Pacific Time. At the Annual Meeting, the stockholders:

1.	Elected five directors to serve until the 2015 Annual Meeting of Stockholders; and
2.	Ratified the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2015.

The results of the voting were as follows:

1. Directors	For	Against	Withhold/Abstain
Timothy L. Ryan	10,665,760	0	607,022
John J. Goldberg	10,533,543	0	739,239
Glenn D. Bougie	10,540,272	0	732,510
Gary M. Tucker	10,285,321	0	987,461
Michael Sullivan	10,598,741	0	674,041

2. Ratify HJ & Associates, LLC	For	Against	Withhold/Abstain
	26,170,974	1,204,104	59,532

A total of 27,434,610 shares were represented at the meeting in person or by proxy, or approximately 66.20% of the total 41,441,620 shares eligible to vote.

For more information on Amerityre, including a copy of the shareholder presentation from the 2014 Annual Shareholders meeting, visit the website at www.amerityre.com.

ITEM 7.01 REGULATION FD DISCLOSURE

The Company’s Annual Meeting of Shareholders held on December 4, 2014 in Boulder City, Nevada, included a presentation by the Timothy Ryan, the Company’s board chairman, CEO and president, along with segments presented by COO Michael Sullivan and accounting consultant Lynda Keeton-Cardno, CPA.  In the presentation, Mr. Ryan, Mr. Sullivan and Ms. Keeton-Cardno summarized the Company’s business and operational status and discussed strategic and operational plans for the coming year.

For more information on Amerityre and the full presentation from the 2014 Annual Shareholders meeting, visit the website at www.amerityre.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  December 5, 2014

AMERITYRE CORPORATION

By: /s/ Timothy L. Ryan Timothy L. Ryan Chief Executive Officer and Interim Chief Financial Officer (Principal Executive & Financial Officer)